Exhibit 5.3

[FORM OF OPINION]

[May Oberfell Lorber Letterhead]

June 24, 2011

Tomkins, Inc.

Tomkins, LLC

1551 Wewatta Street

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as special Indiana counsel to e Industries, Inc., an Indiana corporation (the “Indiana Guarantor”) in connection with certain obligations of its affiliated companies, Pinafore, Inc., and Pinafore, LLC (the “Issuers”). This opinion is delivered in connection with the filing of a registration statement on Form F-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $1,150,000,000 aggregate principal amount of the Issuers’ 9% Senior Secured Second Lien Notes due 2018 (the “New Notes”).

In connection with rendering this opinion, we have examined copies, certified or otherwise identified to our satisfaction of the following:

(a)	the Registration Statement;

(b)	the Indenture dated as of September 29, 2010 by and between the Issuers, the Indiana Guarantor, the other guarantors named therein, and Wilmington Trust FSB, as Trustee and Collateral Agent, as supplemented by the First Supplemental Indenture dated as of November 18, 2010, the Second Supplemental Indenture dates as of December 21, 2010, the Third Supplemental Indenture dated as of December 23, 2010, the Fourth Supplemental Indenture dated as of January 20, 2011, the Fifth Supplemental Indenture dated as of February 23, 2011, the Sixth Supplemental Indenture dated as of February 24, 2011, and the Seventh Supplement Indenture dated as of March 3, 2011 (collectively, the “Indenture”);

(c)	the form of New Notes;

(d)	the Purchase Agreement dated as of September 21, 2010 by and among the Issuers, Pinafore Acquisitions Limited, as a guarantor, and Banc of America Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc., RBC Capital Markets Corporation and UBS Securities LLC, as representatives (the “Representatives” of the several initial purchasers named on Schedule A thereto (collectively, the “Initial Purchasers”) (the “Original Purchase Agreement”);

Tomkins, Inc.

Tomkins, LLC

June 24, 2011

(e)	The Joinder Agreement dated as of September 29, 2010, by and among the Indiana Guarantor, the other guarantors party thereto, and the Representatives (the “Joinder Agreement”) (the Original Purchase Agreement, as supplemented by the Joinder Agreement is hereafter referred to as the “Purchase Agreement”);

(f)	the Registration Rights Agreement, dated as of September 29, 2010, by and between the Issuers and the guarantors party thereto (including the Indiana Guarantor), on the one hand, and the Representatives on the other (the “Registration Rights Agreement”) (the Registration Rights Agreement, Indenture, Registration Statement, New Notes, and Purchase Agreement are hereafter referred to, collectively, as the “Notes Documents”);

(g)	a copy of the By-Laws of the Indiana Guarantor, certified by the secretary or another officer of the Indiana Guarantor (the “By-Laws”);

(h)	a copy of the Articles of Incorporation of the Indiana Guarantor, certified by the secretary or another officer of the Indiana Guarantor as well as the Certificate of Incorporation of the Guarantor, certified by the Indiana Secretary of State (together, with the By-Laws, the “Governing Documents”);

(i)	a certificate of existence issued by the Secretary of State of the State of Indiana with respect to the Indiana Guarantor (the “Entity Certificate”);

(j)	a copy of the authorizing resolutions of the Indiana Guarantor, certified by the secretary or another officer of the Indiana Guarantor, relating to the Registration Statement, Indenture and New Notes; and

(k)	the officer’s certificates of the Indiana Guarantor relating to certain of the factual assumptions made in this opinion letter (the “Officer’s Certificate”).

We have assumed due authorization, execution and delivery of the Notes Documents, and the other agreements and documents referred to in this opinion by, and the enforceability of the Notes Documents upon, all parties other than the Indiana Guarantor. We have also assumed the correctness of all statements of fact contained in all agreements, certificates (including, but not limited to, those certificates referenced in paragraphs g through k above), and other documents examined by us; the correctness of all statements of fact made in response to our inquiries by officers and other representatives of the Indiana Guarantor and by public officials; the legal capacity of all natural persons; the genuineness of all signatures on all agreements and other documents examined by us; the authenticity of all documents submitted to us as originals; and the conformity to authentic original documents of all documents submitted to us as copies.

Tomkins, Inc.

Tomkins, LLC

June 24, 2011

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	Based solely upon our review of the Entity Certificate, the Indiana Guarantor is validly existing as a corporation under the laws of the State of Indiana;

2.	The Indiana Guarantor has the corporate power and authority under the laws of the State of Indiana to execute and deliver, and perform all of its obligations under, the Indenture (including the guarantees by the Indiana Guarantor of the New Notes);

3.	The Indenture (which includes the guarantees made by the Indiana Guarantor of the New Notes) has been duly authorized, executed and delivered by the Indiana Guarantor under the laws of the State of Indiana.

We call your attention to the fact that, as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit. In addition, the foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Indiana. This opinion is limited to the effect of the current state of the laws of the State of Indiana and the facts as they currently exist. We express no opinion as to any question of enforceability that may arise under securities or antitrust laws of Indiana or of the United States.

We express no opinion as to the impact on any guarantee made by the Indiana Guarantor, or on the corporate power and authority of the Indiana Guarantor, to enter into and perform its obligations under any guarantee, of any laws or principles regarding conveyances of property or interests therein or the incurrence of obligations as a fraud on creditors or without whatever consideration is deemed necessary thereunder.

We consent to being named in the Registration Statement and in any amendments thereto as counsel for the Indiana Guarantor. We consent to the statements with reference to our firm made in the Registration Statement. We consent to the filing of this opinion as an exhibition to the Registration Statement. In giving these consents, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

This opinion may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion also may be relied upon by Latham & Watkins LLP in connection with the issuance of its opinion letter in connection with the Registration Statement, and any amendments thereto, including any post-effective amendments to be filed by the Issuers with the Securities and Exchange Commission under the Securities Act.

Tomkins, Inc.

Tomkins, LLC

June 24, 2011

The opinions set forth in this letter are effective as of the date hereof. We express no opinions other than as herein expressly set forth, and no expansion of our opinions may be made by implication or otherwise. We do not undertake to advise you of any matter within the scope of this letter which comes to our attention after the delivery of this letter, and we disclaim any responsibility to advise you of future changes in law or fact which may affect the above opinions.

Very truly yours,